Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued the following reports:

•
Our reports dated January 14, 2020, with respect to the consolidated financial statements and internal control over financial reporting of MVC Capital, Inc. included in MVC Capital, Inc.’s Annual Report on Form 10-K for the year ended October 31, 2019, which are incorporated by reference in this Registration Statement

•
Our report dated September 15, 2020, with respect to the senior securities table, which is attached as Exhibit 14(d) to Pre-Effective Amendment No. 3 to Barings BDC, Inc.’s Registration Statement on Form N-14 (Form N-14 No. 333-248817) and is incorporated by reference in this Registration Statement

We consent to the incorporation by reference of the aforementioned reports in this Registration Statement, and to the use of our name as it appears under the captions “Experts” and “Senior Securities of MVC” in Pre-Effective Amendment No. 3 to Barings BDC, Inc.’s Registration Statement on Form N-14 (Form N-14 No. 333-248817) incorporated by reference in this Registration Statement.
/s/ Grant Thornton LLP

New York, New York
December 22, 2020